PRESS RELEASE - FOR IMMEDIATE RELEASE

CONTACT:  Kenneth R. Howe, Chief Financial Officer
                                                    (248) 737-4190

               AGREE REALTY CORPORATION REPORTS THIRD QUARTER 2005
                                OPERATING RESULTS


--------------------------------------------------------------------------------

THIRD QUARTER 2005 HIGHLIGHTS:

FINANCIAL INFORMATION
        o        Diluted FFO per share of $0.59
        o        $0.49 per share quarterly dividend paid
                 October 13, 2005

     FARMINGTON HILLS, MI (October 28, 2005) - Agree Realty Corporation (NYSE:
ADC) today announced results for the quarter ended September 30, 2005. For the third quarter, funds from operations increased 2.6% to $4,948,000 compared with funds from operations in the third quarter of 2004 of $4,824,000. Diluted funds from operations per share were $0.59 per share compared with $0.67 per share for the third quarter of 2004. Net income was $3,454,000, or $0.45 per share on a diluted basis, compared with net income for the third quarter of 2004 of $3,895,000, or $0.60 per share. Total revenues increased 4.3% to $7,696,000, compared with total revenues of $7,380,000 in the third quarter of 2004. A reconciliation of net income to FFO is included in the financial table accompanying this press release.

         For the nine months ended September 30, 2005, funds from operations increased 8.8% to $14,741,000 compared with funds from operations for the nine months ended September 30, 2004 of $13,545,000. Diluted funds from operations per share were $1.79 per share compared with $1.90 per share for the nine months ended September 30, 2004. Net income was $10,274,000, or $1.36 per share on a diluted basis, compared with net income for the comparable period last year of $9,848,000, or $1.52 per share. Total revenues increased 8.3% to $23,256,000, compared with total rental revenues of $21,471,000 for the comparable period last year.

FUNDS FROM OPERATIONS

         Management considers Funds from Operations (FFO) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

DIVIDEND

         We paid a cash dividend of $0.49 per share on October 13, 2005 to shareholders of record on September 30, 2005. The dividend is equivalent to an annualized dividend of $1.96 per share and represents a payout ratio of 83.1% of funds from operations for the quarter.


PORTFOLIO RESULTS

         At September 30, 2005, Agree Realty Corporation's total assets were $215,730,000. At quarter end our portfolio consisted of 56 properties totaling 3,492,491 million square feet located in 14 states. The portfolio was 98.7% leased at the end of the quarter.

         On August 22, 2005 we completed the development of a retail property in Grand Rapids, Michigan. The property is leased to Walgreen Co.

         At September 30, 2005 our construction in progress balance totaled approximately $5.7 million and we capitalized $118,000 of construction period interest during the third quarter 2005.

LEASE EXPIRATIONS

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

                                    September 30, 2005
                                    ------------------
                       Gross Leasable Area      Annualized Base Rent
                       -------------------      --------------------
             Number
Expiration   of Leases  Square    Percent                 Percent
   Year      Expiring   Footage   of Total     Amount     of Total
----------   --------   -------   --------     ------     --------

2006           30       107,247     3.07    $   690,023      2.36

2007           15        80,630     2.31        597,559      2.04

2008           29       325,995     9.33      1,449,333      4.96

2009           12       172,990     4.95        818,531      2.80

2010           17       301,885     8.64      1,801,840      6.16

2011           16       248,322     7.11      1,625,235      5.56

2012            -           -         -            -           -

2013            1        51,868     1.49        492,746      1.69

2014            3       172,958     4.95        824,206      2.82

2015           12       821,632    23.53      5,267,493     18.03
              ---     ---------    -----    -----------     -----

Total         135     2,283,527    65.38%   $13,566,966     46.42%
              ---     ---------    -----    -----------     -----




ANNUALIZED BASE RENT OF OUR PROPERTIES

The following is a breakdown of base rents in place at September 30, 2005 for each type of retail tenant:

National                         $26,094,131               89.28%
Regional                           1,988,446                6.80
Local                              1,144,709                3.92
                                 -----------              ------

         Total                   $29,227,286              100.00%
                                 -----------              ------

MAJOR TENANTS

The following is a breakdown of base rents in place at September 30, 2005 for each of our Major Tenants:


Borders                          $ 9,543,489                   32.65%
Walgreen                           5,936,999                   20.31
Kmart                              4,213,717                   14.42
                                 -----------                   -----

         Total                   $19,694,205                   67.38%
                                 -----------                   -----


OPERATING PARTNERSHIP UNITS

         As of September 30, 2005 there were 673,547 operating partnership units outstanding.


         Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fourteen (14) states and leased to major retail tenants.


         Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

         For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com

                            AGREE REALTY CORPORATION
           OPERATING RESULTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   Three months ended         Nine months ended
                                                                      September 30,              September 30,
                                                        -----------------------------------------------------------
                                                                    2005          2004          2005          2004
                                                                ---------------------------------------------------
REVENUE
   Minimum rents                                                 $  7,062      $  6,740      $ 21,097      $ 19,153
   Percentage rent                                                     14           (12)           39            22
   Operating cost reimbursements                                      613           599         2,097         2,047
   Unconsolidated entities                                              -            23             -           217
   Other income                                                         7            30            23            32
-------------------------------------------------------------------------------------------------------------------
        TOTAL REVENUE                                               7,696         7,380        23,256        21,471
-------------------------------------------------------------------------------------------------------------------
EXPENSES
   Real estate taxes                                                  444           425         1,316         1,295
   Property operating expenses                                        342           349         1,434         1,352
   Land lease payments                                                195           180           586           541
   General and administration                                         911           687         2,665         1,983
   Depreciation and amortization                                    1,168         1,060         3,461         3,107
   Interest expense                                                 1,029         1,076         3,057         3,339
-------------------------------------------------------------------------------------------------------------------
        TOTAL EXPENSES                                              4,089         3,777        12,519        11,617
-------------------------------------------------------------------------------------------------------------------
        INCOME BEFORE MINORITY INTEREST AND
          DISCONTINUED OPERATIONS                                   3,607         3,603        10,737         9,854
   Minority interest expense                                          291           340           879           929
-------------------------------------------------------------------------------------------------------------------
        INCOME BEFORE DISCONTINUED OPERATIONS                       3,316         3,263         9,858         8,925
   Gain on sale of asset from discontinued operations                   -           523             -           523
   Income from discontinued operations                                138           109           416           400
-------------------------------------------------------------------------------------------------------------------
          NET INCOME                                             $  3,454      $  3,895      $ 10,274      $  9,848
-------------------------------------------------------------------------------------------------------------------
NET INCOME - PER SHARE                                           $    .45      $    .60      $   1.36      $   1.52
-------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF FUNDS FROM OPERATIONS TO NET INCOME
   Net income                                                    $  3,454      $  3,895      $ 10,274      $  9,848
   Depreciation of real estate assets                               1,185         1,089         3,521         3,215
   Amortization of leasing costs                                       12            12            36            34
   Gain on sale of assets                                              (6)         (577)           (6)         (577)
   Minority interest                                                  303           405           916         1,025
-------------------------------------------------------------------------------------------------------------------
          FUNDS FROM OPERATIONS                                  $  4,948      $  4,824      $ 14,741      $ 13,545
-------------------------------------------------------------------------------------------------------------------

         FUNDS FROM OPERATIONS - PER SHARE                       $    .59      $    .67      $   1.79      $   1.90
-------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES AND "OP" UNITS OUTSTANDING        8,346         7,148         8,234         7,147
-------------------------------------------------------------------------------------------------------------------

                            AGREE REALTY CORPORATION
                   CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)
                                   (UNAUDITED)

                                                     SEPT 30,         DEC 31
                                                       2005            2004
                                                    ------------------------
ASSETS
   Land                                             $  69,114      $  69,914
   Buildings                                          178,136        173,089
   Accumulated depreciation                           (42,579)       (39,252)
   Operating property held for sale                     5,578          5,709
    Property under development                          2,447          2,105
   Cash and cash equivalents                              190            587
    Rents receivable                                      152            627
    Deferred costs, net of amortization                 1,291          1,261
    Other Assets                                        1,401          1,662
----------------------------------------------------------------------------

          TOTAL ASSETS                              $ 215,730      $ 215,702
----------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
   Mortgages payable                                $  52,151      $  53,809
   Notes payable                                       11,200         39,200
   Deferred revenue                                    12,966         13,483
   Dividends and distributions payable                  4,088          3.509
   Other liabilities                                    1,077          2,194
----------------------------------------------------------------------------

          TOTAL LIABILITIES                            81,482        112,195
----------------------------------------------------------------------------

          TOTAL MINORITY INTEREST                       5,800          5,875
----------------------------------------------------------------------------

   Common stock                                             1              1
   Additional paid-in capital                         142,091        109,600
   Accumulated deficit                                (11,731)       (10,727)
   Unearned compensation                               (1,913)        (1,242)
----------------------------------------------------------------------------

          TOTAL STOCKHOLDERS' EQUITY                  128,448         97,632
----------------------------------------------------------------------------

                                                    $ 215,730      $ 215,702
----------------------------------------------------------------------------